1 NewtekOne, Inc. Announces Loan Closings for the First Quarter 2024 Record Loan Approvals Across All Loan Products in First Quarter 2024 Strong Growth in Lending and Deposits in the First Quarter 2024 Boca Raton, FL April 1, 2024 - NewtekOne, Inc. (the “Company” or “NewtekOne”) (NASDAQ: NEWT), announced today that its nationally chartered bank subsidiary, Newtek Bank, N.A., closed $207.7 million of SBA 7(a) loans for the three months ended March 31, 2024, which represents a 36.2% increase over $152.5 million of SBA 7(a) loans closed in the first quarter 2023. Newtek Bank and the Company’s non-bank subsidiaries closed $308.6 million of loans, across all loan products, for the three months ended March 31, 2024, which represents a 35.8% increase over $227.2 million for the same period in 2023. The Company also announced strong growth in its loan approval pipeline across all lending products year-to-date through March 31, 2024. In particular, the Company approved $507.7 million of new loans, across all loan products, for the three months ended March 31, 2024. which represents a quarterly record for the Company. NewtekOne’s loan programs include SBA 7(a) loans, SBA 504 loans, alternative lending program (formerly referred to as our non-conforming conventional loan program), conforming C&I loans and conforming CRE loans. Finally, the Company announced that Newtek Bank has experienced increased deposit activity during the first quarter 2024. Specifically, from the period of March 15, 2024 through March 31, 2024, deposits increased by approximately $30 million. This increase in deposits was primarily driven by digital deposit account openings for the Company’s lending clients, aided by using the Company’s proprietary platform at the time of loan origination, which eliminates the need to fill out multiple forms for the Company’s lending clients. Barry Sloane, Chairman, President and Chief Executive Officer commented, “I am extremely appreciative of the ability of the senior management team and all of our NewtekOne associates to produce outstanding results in lending and deposit growth, which financed NewtekOne’s business in the first quarter of 2024, while at the same time continuing our growth as a financial holding company. We are maintaining our full year 2024 EPS forecast in a range of $1.80 to $2.00 per basic and diluted

2 common share, which we now believe to be conservative in light of, among other things, our lending performance in the first quarter 2024. We plan to update our 2024 forecast when we release our first quarter 2024 financial results. We appreciated the challenges in being able to hit-the-ground running, grow a business in a compliant, well-capitalized manner, all the while setting up and developing the policies, procedures and compliance tools to meet the requirements of regulators. We are excited to report our first quarter 2024 earnings in May and look forward to being further acknowledged as an organization that is operationally delivering on deposit gathering, lending, client experience, and customer service. We must earn our client’s business every single day with the best solutions in a frictionless environment. We are extremely appreciative of all of our employee’s efforts to deliver that each and every day.” About NewtekOne, Inc. NewtekOne®, Your Business Solutions Company®, is a financial holding company, which along with its bank and non-bank consolidated subsidiaries (collectively, “NewtekOne”), provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium- sized business (“SMB”) market. Since 1999, NewtekOne has provided state-of-the-art, cost- efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk. NewtekOne’s and its subsidiaries’ business and financial solutions include: banking (Newtek Bank, N.A.), Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions. Newtek®, NewtekOne®, Newtek Bank®, Your Business Solutions Company® and One Solution for All Your Business Needs® are registered trademarks of NewtekOne, Inc. Note Regarding Forward-Looking Statements Certain statements in this press release are “forward-looking statements” within the meaning of the rules and regulations of the Private Securities Litigation and Reform Act of 1995. These statements are based on management’s current expectations and are subject to significant risks and uncertainties. See “Note Regarding Forward-Looking Statements” and the sections entitled “Risk Factors” in the Company's filings with the Securities and Exchange Commission which are available on NewtekOne's website (https://investor.newtekbusinessservices.com/sec-filings) and on the Securities and Exchange Commission’s website (www.sec.gov). Any forward-looking statements made by or on behalf of NewtekOne speak only as to the date they are made, and NewtekOne does

3 not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. SOURCE: NewtekOne, Inc. Investor Relations & Public Relations Contact: Jayne Cavuoto Telephone: (212) 273-8179 / jcavuoto@newtekone.com